UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 18, 2011 (January 11, 2011)
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231/347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 11, 2011, a wholly-owned subsidiary of Rotate Black, Inc., 3176797 Canada Ltd. (the “Manager”) entered into a Management Agreement (the “Agreement”) with the Bear Hills Charitable Foundation, Bear Hills Casino Inc., the Louis Bull Tribe and 677626 Alberta Ltd. for a proposed casino and entertainment destination on the Louis Bull Indian Reserve near Edmonton, Canada.   The term of the Agreement commences on the date the Bear Hills Charitable Foundation receives a license for the proposed casino and all related necessary approvals from the Alberta Gaming and Liquor Commission and will continue for a period which shall be of twenty (20) years.

The Manager is entitled to receive thirty percent (30%) of the revenues distributed to the Bear Hills Charitable Foundation, Bear Hills Casino Inc., the Louis Bull Tribe and 677626 Alberta Ltd. from the operations of the slot revenue and live games.  In addition, the Manager is entitled to thirty percent (30%) of all profits from any other businesses or activities on the property provided by the Louis Bull Tribe and its affiliates and thirty (30%) of all profits on any amenities or services supporting or related directly or indirectly to the casino.

This description above is only a summary of certain terms contained in the Management Agreement, is not complete and is qualified in its entirety by reference to the Management Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

   (d)   Exhibits

Exhibit No.	Description
10.1	Management Agreement among the Bear Hills Charitable Foundation, Bear Hills Casino Inc., the Louis Bull Tribe and 677626 Alberta Ltd. dated January 11, 2011.
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: January 11, 2010	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer